SG COWEN OPPORTUNITY FUND
TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3
QUARTER ENDED: 9-30-98

Name of Security:USEC Inc.

Registration under Securities Act of 1933?
10f-3(a)(1)(i)

Yes

Time of Acquisition 10f-3(a)(2)
- Date Acquired
- Date First Offered

Trade:7/22/98 Settle:7/28/98
7/'22/98

Reasonableness of Spread [lOf-3(b)]
- Offering Price Per Share
- Amount of Spread: Gross Spread
Selling Concession
- Spread (%)

$14.25
$.42
$.25
1.75%

Evidence of Reasonableness of Spread
(contemporaneous similar offering)
Name of Issue
- Date of Offering
- Spread

Electronics Boutique 7/27/98

4.0%

Issuer in Continuous Operation at Least Three Years?
[lOf-3(c)]

Yes

Amount Purchased by Fund [lOf-3(d)] - Total Shares
Offered Purchase Price per Share Total Shares
Purchased Total Purchase Price Percentage of
Offering Purchased Any Shares Purchased by Other
Funds in Family?

-

Percentage of Fund Assets Invested [lOf-3(e)]

100 million shares
$14.25
25,000 shares
$356,250
Less than 0.1%
No

Less than 1%

From Whom Purchased [10f-3(f)}
- Selling Dealers(s)
- Syndicate Manager(s)

Morgan Stanley
Morgan Stanley/Merrill Lynch



SG COWEN OPPORTVNI TY E\JND
TRANSACTIONS EFE1LCTED PURSUANT TO RUM 10f-3
QUARTER ENDED: 9/30/98

Name of Security: NorthEast Optic Network,Inc.

Registration under Securities Act of 1933?
10f-3(a)(1)(i)

Yes

Time of Acquisition 10f-3(a)(2)
- Date Acquired
- Date First Offered

Trade:7/30/98 Settle: 8/5/98
7/30/98

Reasonableness of Spread [lOf-3(b)]
- Offering Price Per Share
- Amount of Spread: Gross Spread
Selling Concession
- Spread (%)

$12
$.84
$.51
4.25%

Evidence of Reasonableness of Spread
(contemporaneous similar offering) - Name of Issue -
Date of Offering - Spread

Global Vacation Group
7/31/98
4.0%

Issuer in Continuous Operation at Least Three Years?
[lOf-3 (c)]

Yes

Amount Purchased by Fund [lOf-3 (d)] - Total Shares
Offered - Purchase Price per Share - Total Shares
Purchased - Total Purchase Price

Percentage of Offering Purchased
 . .

- Any Shares Purchased by Other Funds in Familv?

Percentage of Fund Assets Invested
[lOf-3(e)] ~
From Whom Purchased [lOf-3(f)]
- Selling Dealers(s)
- Syndicate Manager(s)

4.5 million shares

$12

1,000 shares $12,000 Less than 0.1% No

Less than 1%
 .CS First Boston
CS First Boston